Exhibit 99.2

SinoCoking Announces Entry Into Agreement for $14.3 Million
Registered Direct Offering of Common Shares and Warrants

PINGDINGSHAN, China, Sept. 18, 2014 -- SinoCoking Coal and Coke Chemical Industries, Inc. (Nasdaq: SCOK) (“SinoCoking” or the “Company”), a vertically-integrated coal and coke processor, today announced that it entered into a securities purchase agreement (the “Securities Purchase Agreement”) with two institutional investors in connection with an offering (the “Offering”) pursuant to which the Company agreed to sell to investors 2,818,845 shares to be issued on the initial closing of the Offering (the “Initial Offering”) at a price of $5.10 per common share. The Initial Offering includes Series A warrants to purchase an aggregate of 1,409,423 shares of common stock and Series B warrants, which are not exercisable for the first six months, may become exercisable only to the extent the Company does not have an effective registration statement available for shares underlying such warrants, and, in any event, expire after certain registration conditions are satisfied, to purchase an aggregate of 1,644,737 shares of common stock. The Company expects the Initial Offering of approximately $14.3 million in gross proceeds will close on or before September 23, 2014.

Under the Purchase Agreement, the investors will also have an option to purchase up to $10 million of additional shares and warrants at a price of $6.08 per unit of securities for a period beginning six months and one day from the date the Initial Offering closes and ending ten months from the date the Initial Offering closes (subject to extension in certain circumstances as described in the Purchase Agreement) (the “Option Period”).

The Series A warrants will be exercisable immediately as of the date of issuance at an exercise price of $6.38 per common share and expire four years from the date of issuance. The Series C warrants will be exercisable immediately as of the date of issuance at an exercise price of $6.08 per common share and expire four years from the date of issuance.

The Series B warrants will be exercisable at an exercise price of $6.08 per share at any time during the Offering Period only if the Company’s shelf registration statement on Form S-3 (File No. 333-178325) as filed with the Securities and Exchange Commission is not effective or is not otherwise available for the issuance of the shares issuable during the Option Period or any prospectus contained therein is not available for use (a “Registration Failure”). The Series B warrants expire on the date ten months from the date the Initial Offering closes if no Registration Failure has occurred prior thereto or, if a Registration Failure does occur prior to such date, on the fourth anniversary of such Registration Failure.

Gross proceeds of the offering of common shares in the Initial Offering, before deducting placement agent fees and other estimated offering expenses payable by the Company, are expected to be approximately $14.3 million. The net proceeds from this offering will be used for working capital and other general corporate purposes.

FT Global Capital, Inc. served as the exclusive placement agent for the offering.

A shelf registration statement relating to these securities has been filed with and declared effective by the Securities and Exchange Commission. A prospectus supplement related to the offering will be filed with the Securities and Exchange Commission. This press release does not constitute an offer to sell or the solicitation of an offer to buy, and these securities cannot be sold in any state in which this offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state. Any offer will be made only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement.

About SinoCoking

SinoCoking and Coke Chemical Industries, Inc. (www.scokchina.com), a Florida corporation, is a vertically-integrated coal and coke processor that uses coal from both its own mines and that of third-party mines to produce basic and value-added coal products for steel manufacturers, power generators, and various industrial users. SinoCoking has been producing metallurgical coke since 2002, and acts as a key supplier to regional steel producers in central China. SinoCoking also produces and supplies thermal coal to its customers in central China. SinoCoking currently owns its assets and conducts its operations through its subsidiaries, Top Favour Limited and PingdingshanHongyuan Energy Science and Technology Development Co., Ltd., and its affiliated companies, Henan Province PingdingshanHongli Coal & Coke Co., Ltd., Baofeng Coking Factory, BaofengHongchang Coal Co., Ltd., BaofengHongguang Environment Protection Electricity Generating Co., Ltd., Zhonghong Energy Investment Company, Henan Hongyuan Coal Seam Gas Engineering Technology Co., Ltd., BaofengShuangri Coal Mining Co., Ltd., and BaofengXingsheng Coal Mining Co., Ltd.

For further information about SinoCoking, please refer to our periodic reports filed with the Securities and Exchange Commission.

Forward Looking Statements

This press release contains forward-looking statements, particularly as related to, among other things, the business plans of the Company, statements relating to goals, plans and projections regarding the Company's financial position and business strategy. The words or phrases "plans", "would be," "will allow," "intends to," "may result," "are expected to," "will continue," "anticipates," "expects," "estimate," "project," "indicate," "could," "potentially," "should," "believe," "think", "considers" or similar expressions are intended to identify "forward-looking statements." These forward-looking statements fall within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Act of 1934 and are subject to the safe harbor created by these sections. Actual results could differ materially from those projected in the forward-looking statements as a result of a number of risks and uncertainties. Such forward-looking statements are based on current expectations, involve known and unknown risks, a reliance on third parties for information, transactions or orders that may be cancelled, and other factors that may cause our actual results, performance or achievements, or developments in our industry, to differ materially from the anticipated results, performance or achievements expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from anticipated results include risks and uncertainties related to the fluctuation of local, regional, and global economic conditions, the performance of management and our employees, our ability to obtain financing, competition, general economic conditions and other factors that are detailed in our periodic reports and on documents we file from time to time with the Securities and Exchange Commission. Statements made herein are as of the date of this press release and should not be relied upon as of any subsequent date. The Company cautions readers not to place undue reliance on such statements. The Company does not undertake, and the Company specifically disclaims any obligation, to update any forward-looking statements to reflect occurrences, developments, unanticipated events or circumstances after the date of such statement. Actual results may differ materially from the Company's expectations and estimates. The Company provides no assurances that any potential acquisitions will actually be consummated, or if consummated that such acquisitions will be on terms and conditions anticipated on the date of this press release, and the Company makes no assurances with regard to any results of any such acquisitions.

Contact:
SinoCoking
Song Lv, Chief Financial Officer	Rick Eisenberg, Asia IR•PR.
+ 86-375-2882-999	(212) 496-6828
lvsong@sinocoking.net	rick@asia-irpr.com
http://www.scokchina.com/	http://asia-irpr.com/